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                                                                  Exhibit 23(e)


                     CONSENT OF DAIN BOSWORTH INCORPORATED


Winthrop Resources Corporation
1015 Opus Center
9900 Bren Road East
Minnetonka, MN 55343


We hereby consent to the inclusion in the Proxy Statement/Prospectus relating to the proposed merger of a wholly-owned subsidiary of TCF Financial Corporation with and into Winthrop Resources Corporation of our opinion letter dated May __, 1997 appearing as Appendix C to the Proxy Statement/Prospectus that is part of the Registration Statement on Form S-4 of TCF Financial Corporation, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Dain Bosworth Incorporated



                                       By
                                          ------------------------------------


Minneapolis, Minnesota
May 21, 1997